Exhibit 23.1

Consent of Independent Certified Public Accountants

RAE Systems Inc.

Sunnyvale, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 28, 2003, except for Note 11 (b), which is as of May 15, 2003, relating to the consolidated financial statements of RAE Systems Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO Seidman, LLP

BDO Seidman, LLP

San Jose, California

May 16, 2003